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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-51897) and S-8 (No. 333-71404) of Networks Associates, Inc. of our report dated January 17, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
San Jose, California
February 5, 2002